UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 6, 2011
PINNACLE FINANCIAL PARTNERS, INC.

(Exact name of registrant as specified in charter)

Tennessee	000-31225	62-1812853

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

211 Commerce Street, Suite 300, Nashville, Tennessee	37201

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 744-3700
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.
     (b) On January 6, 2011, Pinnacle Financial Partners, Inc. (the “Company”) received a letter from Clay T. Jackson notifying the Company that Mr. Jackson was resigning, effective immediately, from the Company’s board of directors. Mr. Jackson’s term as a director of the Company and its bank subsidiary, Pinnacle National Bank, ended on January 6, 2011. On January 6, 2011, the Company received a letter from David Major notifying the Company that Mr. Major would not stand for re-election to the Company’s board of directors at the Company’s upcoming annual meeting of shareholders expected to be held in April 2011 (the “Annual Meeting”). Mr. Major’s term as a director of the Company and Pinnacle National Bank will end at the completion of the Annual Meeting. Neither Mr. Jackson nor Mr. Major made his decision to resign or not stand for re-election, as applicable, because of a disagreement with the Company. The respective letters of Mr. Jackson and Mr. Major notifying the Company of their decisions are filed as Exhibit 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

Item 9.01.	Exhibits.
     (d)

Exhibit 99.1	Letter of Clay T. Jackson dated January 6, 2011

Exhibit 99.2	Letter of David Major dated January 5, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE FINANCIAL PARTNERS, INC.
By:	/s/ M. Terry Turner
	Name:	M. Terry Turner
	Title:	President and Chief Executive Officer

Date:	January 7, 2011

EXHIBIT INDEX

Exhibit 99.1	Letter of Clay T. Jackson dated January 6, 2011

Exhibit 99.2	Letter of David Major dated January 5, 2011